Exhibit 10.1

Amendment No. 2 to Amended and Restated Employment Agreement

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of October 5, 2020, by and between Hologic, Inc., a Delaware corporation (the “Company”), and Stephen P. MacMillan (the “Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company and Executive entered into an Amended and Restated Employment Agreement dated as of September 18, 2015, which was amended by Amendment No. 1 dated as of September 24, 2016 (together, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to remove the formula-based approach to the Executive’s compensation and to provide the Compensation Committee of the Board (the “Committee”) and the independent members of the Board with additional discretion in setting Executive’s compensation, effective as of the date of this Agreement; and

WHEREAS, the independent members of the Board of Directors of the Company have approved the amendment of the Agreement in the manner reflected herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein after set forth, the Parties, each intending to be legally bound, hereby agree as follows:

1.    Salary. The existing Section 3.1 of the Agreement is hereby deleted and replaced in its entirety with the following new Section 3.1:

3.1    Salary. During the Term, the Company agrees to continue to pay to the Executive a base salary, payable in arrears in accordance with the Company’s standard payroll practices, in such amount as may be determined by the Compensation Committee of the Board (the “Committee”) and/or the independent members of the Board (the “Base Salary”). All payments of Base Salary or other compensation hereunder shall be less such deductions or withholdings as are required by applicable law and regulations.

2.    Long-Term Incentive.    The existing Section 3.3 of the Agreement is hereby deleted and replaced in its entirety with the following new Section 3.3:

3.3. Long-Term Incentive. Each fiscal year during the Term, the Executive shall receive an annual grant under the Company’s 2008 Amended and Restated Equity Incentive Plan (as it may be amended from time to time, the “Equity Plan”), with such value as may be determined by the Committee and/or the independent members of the Board. Such grants shall each be subject to all terms and conditions applicable to grants under the Equity Plan, shall be evidenced by grant agreements in the form customarily used for Equity Plan grants to other named executive officers of the Company and shall be subject to the performance, payout and vesting conditions established by the Committee, provided, however, that such awards shall immediately vest and settle or become exercisable, as applicable, upon Executive’s death or Disability in accordance with the governing award agreement, provided, further, that the vesting of awards subject to performance-based vesting conditions shall be subject to the achievement of established performance targets.

3.	Additional Equity Compensation.

(a)    In section 3.4.1, the clause “, including any Matching RSUs (as defined below)” is hereby deleted in its entirety.

(b)    The existing Section 3.4.2 of the Agreement is hereby deleted in its entirety.

4.    Deferred Compensation Plan. The existing Section 3.5 of the Agreement is hereby deleted and replaced in its entirety with the following new Section 3.5:

3.5    Deferred Compensation Plan. The Executive shall be eligible to participate in the Company’s Amended and Restated Deferred Compensation Program (as it may be amended from time to time, the “DCP”), and the Company shall make a contribution each fiscal year during the Term on behalf of the Executive, in such amount as may be determined by the Committee and/or the independent members of the Board.

5. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

6. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term of the Agreement in this Amendment or the original Agreement shall include the terms contained in this Amendment.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of October 5, 2020.

HOLOGIC, INC.

By:	/s/ Sally W. Crawford
Sally W. Crawford
Lead Independent Director

/s/ Stephen P. MacMillan
Stephen P. MacMillan
Chairman, President and Chief Executive Officer